EXHIBIT 99.2
NOTICE TO CREDITORS AND POTENTIAL CREDITORS OF

FREMONT REORGANIZING CORPORATION
(formerly known as Fremont Investment & Loan)
January 29, 2010
READ THIS NOTICE CAREFULLY. YOUR RIGHTS MAY BE AFFECTED BY
PROCEEDINGS CURRENTLY PENDING IN THE UNITED STATES BANKRUPTCY
COURT INVOLVING FREMONT GENERAL CORPORATION
1. This notice relates to the five separate Chapter 11 Plans (collectively, the “Plans”) for Fremont General Corporation (“FGC” or the “Debtor”) and the five related Disclosure Statements (collectively, the “Disclosure Statements”) filed in the chapter 11 bankruptcy case for FGC (the “Case”) presently pending in the United States Bankruptcy Court for the Central District of California (the “Bankruptcy Court”), Case No. 8:08-13421-ES by the following parties: (1) Ranch Capital, LLC (“Ranch Capital”, the “Ranch Capital Plan” or the “Ranch Capital Disclosure Statement” as applicable); (2) Signature Group Holdings, LLC (“Signature”, the “Signature Plan” or the “Signature Disclosure Statement” as applicable); (3) the Official Committee of Unsecured Creditors (the “Creditors’ Committee”, the “Creditors’ Committee Plan” or the “Creditors’ Committee Disclosure Statement” as applicable); (4) the Official Committee of Equity Holders (the “Equity Committee”, the “Equity Committee Plan” or the “Equity Committee Disclosure Statement” as applicable); and (5) New World Acquisition, LLC (“New World”, the “New World Plan” or the “New World Disclosure Statement” as applicable).
2. FGC is a holding company that owns 100% of the common stock of Fremont General Credit Corporation (“FGCC”), which in turn owns 100% of the common stock of Fremont Reorganizing Corporation, f/k/a Fremont Investment & Loan (“FRC”).
3. THIS NOTICE IS INTENDED TO PROVIDE ONLY A GENERAL DESCRIPTION OF CERTAIN PROVISIONS OF THE PLANS. YOU ARE RECEIVING THIS NOTICE FROM FRC BECAUSE FRC HAS IDENTIFIED YOU AS A CREDITOR, OR A POTENTIAL CREDITOR, OF FRC, AND CONFIRMATION OF ANY OF THE PLANS MAY HAVE AN IMPACT ON THE AMOUNT YOU MAY REALIZE ON THE CLAIMS, IF ANY, YOU MAY HAVE AGAINST FRC. YOU ARE ENCOURAGED TO READ THE PLANS AND DISCLOSURE STATEMENTS IN THEIR ENTIRETY TO DETERMINE WHAT IMPACT, IF ANY, THE PROPOSED PLANS MAY HAVE ON YOUR ABILITY TO REALIZE UPON ANY CLAIMS AGAINST FRC.
4. Each of the Plans propose to effectuate a merger (the “Merger”) of the Debtor, FGCC and FRC on the Effective Date as a means of implementing each of the Plans (the surviving entity being the “Reorganized Debtor”). Specifically, under each of the Plans, on the effective date of each of the Plans (the “Effective Date”), and effective contemporaneously with the occurrence of the Effective Date, FGCC will first be merged into the Debtor or the Reorganized Debtor (as applicable), and then FRC will be merged into the Debtor or the Reorganized Debtor (as applicable). The Reorganized Debtor will thereafter continue to operate its business in the ordinary course without the supervision or oversight of the Bankruptcy Court. The liabilities of FGCC and FRC are referred to and constitute “Post-Effective Date Merger Claims” under the Plans. Post-Effective Date Merger Claims (i.e., claims of creditors of FRC and FGCC prior to the Merger), consist of the following: (i) Repurchase Claims1 and (ii) Non-Repurchase Litigation Claims.2 Each of the Plans contemplate that the Post-Effective Date Merger Claims will be satisfied by the Reorganized Debtor in the ordinary course of business in accordance with applicable non-bankruptcy law. In order to better understand the impact of the Plans, you are encouraged to review the Plans and the related Disclosure Statements carefully and discuss them with your professionals to determine how the Reorganized Debtor will operate and how the Plans and anticipated operations of the Reorganized Debtor may affect your ability to realize on your claims, if any.
5. As of December 31, 2009, FRC had approximately $331.4 million of unencumbered cash. FRC projects that as of April 30, 2010, it will have unencumbered cash of approximately $326.0 million. In addition to cash, FRC’s other primary assets consist of (i) residential real property held for sale with an aggregate book value of approximately $15.5 million, (ii) real property constituting its corporate headquarters and related personal property, furniture and equipment with an aggregate book value of approximately $3.9 million (after depreciation), (iii) real estate loan portfolios with an aggregate book value of approximately $141.3 million, (iv) common stock investments with a book value of approximately $2.1 million, and (v) Community Reinvestment Act loans and investments with a book value of approximately $19.7 million. The preceding amounts represent the estimated book values for such assets as of December 2009. Please be advised, however, that book value does not necessarily reflect fair market value. Information concerning the estimated liquidation values associated with these assets is included in exhibits attached to the Disclosure Statements of the Plans.
6. The proponents of the Plans estimate that as a result of the Merger proposed by the Plans, the assets of the Debtor (including approximately $25 million of cash), FGCC (including approximately $1 million of cash) and FRC (described above) will become assets of the Reorganized Debtor. Under the Plans, any existing liabilities of FGCC and FRC that are unsatisfied as of the date of the Merger, any guarantees by FGCC or FRC of any obligations of the Debtor and any joint and several liabilities of the Debtor, FGCC and/or FRC will become obligations of the Reorganized Debtor.3 Each of the Plans proposes treatment regarding the pre-

[1]	FRC formerly originated residential loans. Many of the loans originated by FRC were sold to third parties in either whole loan sales or securitized transactions. In many of these whole loan sale transactions, FRC agreed to sell the loans for cash, and gave customary representations and warranties regarding the loan characteristics and origination process that obligated FRC to repurchase those loans if certain defaults occurred within a designated period following the sale. “Repurchase Claims” means and includes claims that have been or are anticipated could be asserted against FRC with respect to such repurchase obligations.

[2]	“Non-Repurchase Litigation Claims” means and include all liabilities and claims asserted against FRC and FGCC other than the Repurchase Claims. As set forth in the Disclosure Statements, virtually all these claims relate to FRC’s lending operations and primarily involve title actions, foreclosure proceedings or claims asserted by individual borrowers against FRC.

[3]	As a result of any Merger, the equity securities of FGCC and FRC will be cancelled and all intercompany debts and claims between the Debtor, FGCC and FRC will be eliminated.

Merger claims after the Effective Date of each of the Plans, as discussed in more detail in the Disclosure Statements and below.
7. For each of the Plans, the amount of the initial cash distribution to FGC creditors under the Plans, and consequently the remaining cash and other assets of the Reorganized Debtor available to pay creditors of FRC and FGCC, is subject to approval by the Bankruptcy Court. These matters will be subject to proof at the below-described hearing on confirmation of the Plans before the Bankruptcy Court. The Bankruptcy Court’s determination of these matters will be based upon a variety of factual information, estimates and assumptions, which though considered reasonable by the proponents of the Plans at the present time, may not be realized. Accordingly, there can be no guarantee that the remaining cash and other assets will be adequate to fully satisfy the creditor claims ultimately proven against FRC, FGCC and FGC.
8. As of the date of this notice, US Bank and Wells Fargo, in their respective capacities as trustees for various securitization trusts, have asserted liquidated and unliquidated Repurchase Claims against FRC totaling approximately $200,000,000. Other substantial Repurchase Claims may also exist.
The Ranch Capital Plan
9. The Ranch Capital Plan provides that the Reorganized Debtor will make a distribution of up to approximately $309 million in cash, a substantial portion of which would come from FRC (approximately $287.2 million) on or about the Effective Date of the Ranch Capital Plan in satisfaction of the certain claims asserted by creditors against FGC. After giving effect to the initial cash distribution to FGC’s creditors under the Ranch Capital Plan, as to the remaining cash and assets of the Reorganized Debtor available to pay creditors of FRC and FGCC (and any unpaid FGC creditor claims), FRC and FGCC creditor claims must be satisfied or reserved (in amounts to be determined by the Reorganized Debtor) for payment before additional distributions may be made on account of any remaining FGC creditor claims. Ranch Capital believes, based on estimates described below that as a consequence, the Reorganized Debtor will have cash of approximately $41.3 million net of accrued administrative liabilities, as well as income from operations of the Reorganized Debtor and the disposition of assets that may be liquidated for cash, for the payment of anticipated liabilities of FRC and FGCC and the costs and expenses of operating and administering the Reorganized Debtor. The Reorganized Debtor is likely to have an additional $24 million as the result of a tax refund for operating expenses and payment of creditor claims. Moreover, the Ranch Capital Plan is predicated on the reorganization and growth of the business operations of the Reorganized Debtor.
10. Ranch Capital will create a reserve of $37,200,000 for Repurchase Claims. Based on information provided by the Debtor and its financial advisors, Ranch Capital believes that (1) the “known” Repurchase claims are approximately $26.4 million and (2) the “unknown” Repurchase Claims are estimated at $10.8 million. After the Effective Date of the Ranch Capital Plan, the Board of Directors of the Reorganized Debtor may determine to increase or decrease the amount reserved for the satisfaction of Repurchase Claims, as necessary and without further order of the Bankruptcy Court, based on the results of independent evaluations by third-party financial experts. The amount of cash (and assets that may be reduced to cash) that Ranch Capital estimates that the Reorganized Debtor will hold as of the Effective Date of the Ranch Capital

Plan is in excess of this amount, after giving effect to the proposed $309 million distribution. As stated above, the amounts estimated by Ranch Capital are based on FRC’s books and records, the historical results in resolving Repurchase Claims, the progress made to date in resolving Repurchase Claims, and other information furnished Ranch Capital by the Debtor and FRC.
The Signature Plan
11. The Signature Plan provides that the Reorganized Debtor will make a distribution of approximately $313 million in cash (of the proposed $292 million, approximately $290 million would come from FRC) on or shortly after the Effective Date of the Signature Plan in satisfaction of the certain claims asserted by creditors against FGC in the Case. After giving effect to the initial cash distribution to FGC’s creditors under the Signature Plan, as to the remaining cash and assets of the Reorganized Debtor available to pay creditors of FRC and FGCC (and any unpaid of the FGC creditor claims), FRC and FGCC creditor claims will be satisfied or an amount will be reserved for purposes of satisfying the remaining FGC creditor claims (such exact amount to be determined by the Reorganized Debtor and/or the Bankruptcy Court) from such funds.
12. Signature believes, based on its best estimates, that the Reorganized Debtor will have the following available to pay the anticipated liabilities of FRC and FGCC from and after the Effective Date of the Signature Plan:
(a)	Cash of a minimum of $35 million as of the Effective Date;

(b)	Income from operations of the Reorganized Debtor and the disposition of assets that may be liquidated for cash (after costs and expenses of operating and administering the Reorganized Debtor in accordance with the Signature Plan); and

(c)	An additional $24 million as the result of an expected tax refund (as described in the Signature Disclosure Statement).
13. On the Effective Date of the Signature Plan, Signature will establish a balance sheet cash reserve of $15,000,000 reflecting its best estimate of the likely liability for Repurchase Claims payable over time. (This reserve is in addition to Signature’s assumption that FRC will utilize $20 million in cash to pay known Repurchase Claims on or before the Effective Date of the Signature Plan and reduce corresponding liabilities in the same amount, which assumption may or may not prove to be correct). After the Effective Date of the Signature Plan, the Reorganized Debtor’s Board of Directors may determine to increase or decrease the amount reserved for the satisfaction of Repurchase Claims (the Signature Plan proposes periodic adjustments after the Effective Date that maintain a reserve equal to or greater than anticipated claims payments for the following 12 months), subject to any applicable Court order governing the reserves. Upon obtaining a line of credit after the Effective Date of the Signature Plan, the Reorganized Debtor’s Board of Directors may determine that a cash reserve may not be in the best interest of the company and may, alternatively, elect to establish a reserve under the line of credit to satisfy the potential liability for Repurchase Claims.

14. After giving effect to the proposed Effective Date distribution of $313 million under the Signature Plan there will remain substantial amounts of cash, loans, real estate, and other investments and assets that may be reduced to cash as well to satisfy any liquidity needs of the Reorganized Debtor. Signature believes that these funds collectively exceed the likely unpaid Post-Effective Date Merger Claims by a significant margin insuring that all claims may be satisfied in the ordinary course of business as they are resolved.
The Creditors’ Committee Plan
15. The Creditors’ Committee Plan provides that the Reorganized Debtor will make a distribution of $275 million in cash (or such lesser amount as approved by the Bankruptcy Court) (of the proposed $275 million, approximately $253 million would come from FRC) on or about the Effective Date of the Creditors’ Committee Plan in partial satisfaction of the claims asserted by creditors against FGC. After giving effect to the initial cash distribution to FGC’s creditors under the Creditors’ Committee Plan, as to the remaining cash and assets of the Reorganized Debtor available to pay creditors of FRC and FGCC (and any unpaid FGC creditor claims), FRC and FGCC creditor claims must be satisfied or reserved (in amounts to be determined by the Reorganized Debtor) for payment before additional distributions may be made on account of any remaining FGC creditor claims. The Creditors’ Committee believes, based on the estimates described in paragraphs 5 and 6 above that as a consequence, the Reorganized Debtor will have cash of $68.7 million net of accrued administrative liabilities, as well as income from operations of the Reorganized Debtor and the disposition of assets that may be liquidated for cash, for the payment of anticipated liabilities of FRC and FGCC and the costs and expenses of operating and administering the Reorganized Debtor.
16. As discussed more fully in the Creditors’ Committee Disclosure Statement, the Creditors’ Committee estimates that up to approximately $41.1 million in cash may be required to satisfy Post-Effective Date Merger Claims. The amount estimated by the Creditors’ Committee to satisfy such claims is based on FRC’s books and records, the historical results in resolving Repurchase Claims, the progress made to date in resolving Repurchase Claims, and other information furnished by the Debtor and FRC.
17. FRC has created a Repurchase Claims reserve of $37,200,265 and a reserve for Non-Repurchase Litigation Claims of $940,301. After the Effective Date, the Plan Administrator (as defined in the Creditors’ Committee Plan), in consultation with the board of directors of the Reorganized Debtor, may determine to increase or decrease the amount reserved for the satisfaction in full of Post-Effective Date Merger Claims (which include Repurchase Claims). The amount of cash (and assets that may be reduced to cash) that the Creditors’ Committee estimates that the Reorganized Debtor will hold as of the Effective Date is in excess of these amounts, after giving effect to the proposed $275 million distribution.

The Equity Committee Plan
18. The Equity Committee Plan provides that the Reorganized Debtor will make a distribution on or about the Effective Date of the Equity Committee Plan in partial satisfaction of the claims asserted by creditors of FGC. The distribution will pay the claims of the secured creditors of FGC and the general unsecured creditors of FGC, except for the holders of approximately $103 million of 9% Junior Subordinated Debentures who will retain all of their legal, equitable and contractual rights unless they vote to accept an alternative treatment under the Equity Committee Plan. While the exact amount of the distribution is not stated in the Equity Committee Plan, the sum of principal and interest on such claims ranges from approximately $232 million to $272 million (depending on the outcome of the election on an alternative plan treatment), payment of which is primarily FRC cash. The remaining cash and assets of the Reorganized Debtor available to pay creditors of FRC and FGCC (and any unpaid FGC creditor claims) will be used to support the ongoing business of the Reorganized Debtor, except for the sum of $44.05 million being reserved for payment to creditors of FRC.
19. As set forth above, FRC has created a reserve for Repurchase Claims of $37,200,265 and reserves for other litigation of $940,301. These reserves are based upon FRC’s experience in handling claims and how analogous matters have been handled by other similarly situated debtors. Based on information provided by the Debtor and subject to proof at any hearing to consider confirmation of the Equity Committee Plan, the Equity Committee believes that FRC’s reserves are overstated. The Equity Committee Plan proposes to reserve $44.05 million in cash required to satisfy Post-Effective Date Merger Claims consisting of approximately $37.2 million of Repurchase Claims (the “Repurchase Claim Amount”) and approximately $6.85 million of Non-Repurchase Litigation Claims (the “Non-Repurchase Litigation Claim Amount”). The Repurchase Claim Amount represents the estimated cost to resolve Repurchase Claims, a determination made by the Equity Committee, based on FRC’s books and records, the historical results in resolving Repurchase Claims, the progress made to date in resolving Repurchase Claims, and other information furnished by the Debtor. The Non-Repurchase Claim Amount similarly represents what the Equity Committee understands to be the average settlement range for such liabilities. The Equity Committee Disclosure Statement sets forth the assumptions underlying the projected estimated Repurchase Claim Amount and Non-Repurchase Litigation Claim Amount. The Equity Committee Plan provides that the Reorganized Debtor will retain the right to increase the amount of reserves as deemed appropriate by the Reorganized Debtor.
The New World Plan
20. The New World Plan provides that the Reorganized Debtor will make a distribution of approximately $241.1 million in cash (approximately $219 million from FRC) on or about the Effective Date of the New World Plan in satisfaction of the certain claims asserted by creditors of FGC. After giving effect to the initial cash distribution to FGC’s creditors under the New World Plan, as to the remaining cash and assets of the Reorganized Debtor available to pay creditors of FRC and FGCC (and any unpaid FGC creditor claims), FRC and FGCC creditor claims must be satisfied or reserved (in amounts to be determined by the Reorganized Debtor) for payment before additional distributions may be made on account of any remaining FGC creditor claims. New World believes, based on the estimates described below and in the New World Disclosure Statement that as a consequence, the Reorganized Debtor will have cash of approximately $90 million net of accrued administrative liabilities, as well as income from operations of the Reorganized Debtor and the disposition of assets that may be liquidated for cash, for the payment of anticipated liabilities of FRC and FGCC and the costs and expenses of operating and administering the Reorganized Debtor. The Reorganized Debtor is likely to have an additional $24 million as the result of a tax refund for operating expenses and payment of creditor claims. Moreover, New World’s Plan is predicated on the reorganization and growth of the business operations of the Reorganized Debtor.
21 As set forth above and as more fully described in the New World Disclosure Statement, various parties in the Case estimate that between $14.9 million and $29.4 million in cash may be required to satisfy Post-Effective Date Merger Claims. The amounts estimated by New World are based on FRC’s books and records, the historical results in resolving Repurchase Claims, the progress made to date in resolving Repurchase Claims, and other information furnished New World by the Debtor and FRC.
22. New World will create a reserve of $30,000,000 for Post-Effective Date Merger Claims. After the Effective Date of the New World Plan, the Board of Directors of the Reorganized Debtor may determine to increase or decrease the amount reserved for the satisfaction of Post-Effective Date Merger Claims (which include Repurchase Claims). The amount of cash (and assets that may be reduced to cash) that New World estimates that the Reorganized Debtor will hold as of the Effective Date of the New World Plan is in excess of this amount, after giving effect to the proposed $241.1 million distribution.
Additional Information Applicable to All the Plans; Important Dates and Deadlines in the Case
23. Insofar as may be required or applicable, any corporate action to implement any Merger will be taken by the board of directors of the Reorganized Debtor, contemporaneously with the occurrence of the Effective Date of any Plan. The Debtor, FGCC and FRC, and each of their respective current management teams and boards of directors, have not approved or endorsed, and will not be required to take any action to effectuate, the Merger.
24. To the extent you are a creditor of FRC or FGCC, or believe you may have a claim against FRC or FGCC, your rights may be affected by approval/confirmation and implementation of any of the Plans. You should consult with your own legal and financial advisors to determine how this might impact your rights and whether you desire to be heard in connection with the FGC bankruptcy case and the proposed Plans.
25. The Bankruptcy Court can approve/confirm only one of the Plans. You have the right to comment on or object to the Plans if you believe your rights as a creditor or potential creditor are impaired. If you desire to be heard, please note the time deadlines for filing objections and comply with same. In evaluating your options, you or the professionals you retain should read the Plans and the Disclosure Statements carefully. This notice is being provided solely to advise you that the Plans and Merger proposed by the Plans are being considered, and may impact your rights.

26. Please note that hearings regarding the adequacy of the Disclosure Statements and the form of this notice were held on January 8, 15, and 22, 2010 before the United States Bankruptcy Court for the Central District of California, Courtroom 5A, 411 West Fourth Street, Santa Ana, California. Please note that a further hearing regarding whether any of the Plans (and if so which one) should be “confirmed” under the Bankruptcy Code will be held on March 12, 2010 at 9:30 a.m. Pacific Time and March 19, 2010 at 9:30 a.m. Pacific Time. The hearing may be continued without further notice. IF YOU BELIEVE THAT YOUR INTERESTS MAY BE IMPACTED BY ADOPTION OF THE PLANS, YOU SHOULD CONTACT LEGAL AND FINANCIAL ADVISORS TO DETERMINE HOW BEST TO PROTECT YOUR INTERESTS. Any objections to confirmation of the Plans must be filed on or before 5 p.m. Pacific Time on March 1, 2010 to be considered by the Bankruptcy Court. Any objections to any of the Plans, and any evidence you wish to rely upon in support of any objections, must be filed and served in accordance with the procedures set forth in the notices which accompany each of the Plans and Disclosure Statements (the “Plan Confirmation Notices”).
27. You can obtain a copy of the Plans, the Disclosure Statements and the Plan Confirmation Notices from (i) the Office of the Clerk, United States Bankruptcy Court for the Central District of California, Santa Ana Division, 411 West Fourth St., Santa Ana, California 92701; (ii) through the Bankruptcy Court’s website using the PACER service (www.cacb.uscourts.gov); (iii) through the Debtor’s website (www.kccllc.net/Fremontgeneral); or (iv) by making a written request to counsel for (a) Ranch Capital at Munger, Tolles & Olson LLP, 355 South Grand Avenue, Suite 3500, Los Angeles, California 90071-1560, Attn: Derek Kaufman, Facsimile (213) 687-3702, (b) Signature at Manderson, Schafer & McKinlay, 4695 MacArthur Court, Suite 1295, Newport Beach, California 90060, Attn: John Schafer/Chris Manderson, Facsimile (949) 743-8310, (c) the Creditors’ Committee at Klee, Tuchin, Bogdanoff & Stern LLP, Attn: Shanda D. Pearson, Paralegal, 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067, Facsimile (310) 407-9090, (d) the Official Committee of Equity Holders at Weiland, Golden, Smiley, Wang Ekvall & Strok, LLP, Attn: Evan D. Smiley, 650 Town Center Drive, Suite 950, Costa Mesa, California 92626, Facsimile (714) 966-1002, and (e) New World at Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, New York, New York 10020, Attn: Daniel Pina, Paralegal, Facsimile (212) 768-6800.